UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 27, 2011

SHELTON GREATER CHINA FUND
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or other jurisdiction of incorporation)	001-34213 (Commission File Number)	52-6400931 (I.R.S. Employer Identification No.)

44 Montgomery Street, Suite 2100, San Francisco, CA (Address of Principal Executive Offices)	94104 (Zip Code)
Registrant's telephone number, including area code: 1(800) 955-9988

Taiwan Greater China Fund
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Taiwan Greater China Fund (the "Trust") held its 2010 Annual Meeting of Shareholders on Friday, May 27, 2011, at which the Trust’s shareholders voted to elect each of the three nominees, James W. Miller, Jr., Kevin T. Kogler and Stephen H. Sutro, to the Trust's Board of Trustees (the "Board").

Additionally, the Trust's shareholders voted to convert the Trust from a closed-end investment company to an open-end investment company.

The Trust’s shareholders also approved, (i) an investment advisory agreement between the Trust and CCM Partners, L.P., (ii) an investment sub-advisory agreement between CCM Partners, L.P. and Nikko Asset Management Co. Ltd., (iii) amendments to the Trust’s Amended and Restated Declaration of Trust: (a) eliminating the staggered nature of the Board, (b) allowing the Trust to have multiple funds, and (c) allowing the Trust to make in-kind redemptions, (iv) an amendment to the investment objective of the Trust to expand the primary geographic scope of the Trust's investments from the Republic of China ("Taiwan") to the Greater China region, including: Taiwan, Hong Kong, Singapore and the People's Republic of China, (v) an amendment to an investment policy of the Trust to expand the geographic region in which the Trust must invest, under normal circumstances, at least 80% of its net assets, from Taiwan to the Greater China region, and (vi) an amendment to the investment policies of the Trust removing restrictions on certain investment activities of the Trust.

The final voting results on these matters were as follows:

1. Election of Directors.

Name	For	Withheld	Broker Non-Votes
James W. Miller, Jr.	3,344,850	4,249,112	0
Kevin T. Kogler	3,344,850	4,249,112	0
Stephen H. Sutro	3,344,850	4,249,112	0

2. Approval of the conversion of the Trust from an closed-end investment company to an open-end investment  company.

For	Against	Withheld	Broker Non-Votes
7,105,983	9,450	478,529	0

3. Approval of an investment advisory agreement between the Trust and CCM Partners, L.P.

For	Against	Withheld	Broker Non-Votes
7,292,278	288,976	12,708	0

4. Approval of an investment sub-advisory agreement between CCM Partners, L.P. and Nikko Asset Management Co. Ltd.

For	Against	Withheld	Broker Non-Votes
7,285,177	288,976	19,809	0

5. Approval of an amendment to the Trust's Amended and Restated Declaration of Trust eliminating the staggered nature of the Board.

For	Against	Withheld	Broker Non-Votes
7,500,941	78,737	14,284	0
6. Approval of an amendment to the Trust's Amended and Restated Declaration of Trust allowing for the Trust to have multiple funds.

For	Against	Withheld	Broker Non-Votes
7,479,177	110,653	4,132	0

7. Approval of an amendment to the Trust's Amended and Restated Declaration of Trust allowing the Trust to make in-kind redemptions.

For	Against	Withheld	Broker Non-Votes
6,752,161	839,016	2,785	0

8. Approval of an amendment to the investment objective of the Trust to expand the primary geographic focus of the Trust's investments from the Republic of China ("Taiwan") to the Greater China region (this includes: Taiwan, Hong Kong, Singapore and the People's Republic of China).

For	Against	Withheld	Broker Non-Votes
7,540,867	48,222	4,873	0

9. Approval of an amendment to the investment policy of the Trust to expand the primary geographic region in which the Trust must invest, under normal circumstances, at least 80% of its net assets, from Taiwan to the Greater China region.

For	Against	Withheld	Broker Non-Votes
7,539,331	49,758	4,873	0

10. Approval of an amendment to the investment policies of the Trust removing restrictions on certain investment activities of the Trust.

For	Against	Withheld	Broker Non-Votes
7,538,088	50,801	5,073	0

At a meeting of the Trust’s Board of Trustees held in June 2010, the Board approved implementation of each of items 3-10 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHELTON GREATER CHINA FUND

Dated: August 15, 2011	By:	/s/ Stephen C. Rogers
Stephen C. Rogers
Chief Executive Officer